UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 26, 2015

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 3, 2015, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On February 26, 2015, the Company held its Annual Meeting of Stockholders, pursuant to notice and proxy mailed on January 23, 2015, to the Company’s stockholders of record as of January 7, 2015. There were 34,799,047 shares of common stock entitled to vote at the meeting, and a total of 33,602,701 shares were represented at the meeting in person or by proxy.

At the Annual Meeting, two directors were elected for terms expiring at the Company’s 2018 Annual Meeting, with the following tabulation of votes for each nominee:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes	Percent of Shares Cast in Favor *
Joseph D. Rupp	32,451,293	234,531	916,877	99.28%

Robert R. Buck	32,199,227	486,597	916,877	98.51%

*	Excludes Broker Non-Votes

In addition to the election of directors, stockholders at the Annual Meeting took the following actions:

•	Provided an advisory “say on pay” vote approving the Company’s executive compensation programs; and

•	Ratified the Audit Committee’s appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending October 31, 2015.

The tabulation of votes for each of these proposals is set forth below:

Proposal	Votes For	Votes Against	Abstain	Broker Non-Votes	Percent of Shares Cast in Favor *
Advisory Vote to Approve Executive Compensation	31,835,835	774,828	75,161	916,877	97.40%

Ratification of Company’s Independent Auditor	33,346,864	238,682	17,155	—	99.24%

*	Excludes Broker Non-Votes

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

*99.1	Press Release dated March 3, 2015

†	Management Compensation or Incentive Plan
*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION (Registrant)

March 3, 2015 (Date)	/S/ KEVIN P. DELANEY Kevin P. Delaney Senior Vice President – General Counsel and Secretary

Exhibit Index

99.1	Press release dated March 3, 2015